UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

(Amendment No.     )

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[ ]	Preliminary information statement.

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

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Six Circles Trust

(Name of Registrant as Specified in its Charter)

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SIX CIRCLES TRUST

Six Circles Credit Opportunities Fund

383 Madison Avenue

New York, New York 10179

Collect (212) 464-2070

June 14, 2024

Dear Shareholder,

The attached information statement contains important information about a new sub-sub-advisory arrangement for the Six Circles Credit Opportunities Fund (the “Fund”), a series of the Six Circles Trust (the “Trust”).

On June 6, 2024, RBC Global Asset Management (UK) Limited (“RBC GAM (UK)”) one of the Fund’s investment sub-advisers, entered into a Sub-Sub-Advisory Agreement (the “Sub-Sub-Advisory Agreement”) with RBC Global Asset Management (US) Inc. (“RBC GAM (US)”), pursuant to which RBC GAM (US) has been engaged by RBC GAM (UK), with the approval of the Trust’s Board of Trustees, to serve as a sub-sub-adviser to the Fund.

After careful consideration at a meeting held on March 19, 2024, the Trust’s Board of Trustees approved the Sub-Sub-Advisory Agreement between RBC GAM (UK) and RBC GAM (US) and determined that the terms and conditions of the Sub-Sub-Advisory Agreement are fair to, and in the best interests of, the Fund and its shareholders. Specifically, RBC GAM (US) has been engaged by RBC GAM (UK) to serve as a sub-sub-adviser to the Fund.

As a matter of regulatory compliance, we are sending you this information statement. Please read this information statement carefully. It describes the current management structure of the Fund and the Trust, the terms of the Sub-Sub-Advisory Agreement, factors considered by the Trust’s Board of Trustees in approving the Sub-Sub-Advisory Agreement, and other related information.

The information statement is for your information only. You are not required to take any action. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The information statement is being mailed on or about June 14, 2024.

Should you have any questions or need additional information, please call the Fund collect at 1-212-464-2070.

Sincerely,

Mary Savino

President, Six Circles Trust

June 14, 2024

SIX CIRCLES TRUST

Six Circles Credit Opportunities Fund

383 Madison Avenue

New York, New York 10179

Collect (212) 464-2070

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement.

This information statement is available at

http://www.sixcirclesfunds.com.

This information statement is being furnished to shareholders of the Six Circles Credit Opportunities Fund (the “Fund”), a series of Six Circles Trust (the “Trust”), a Delaware statutory trust, in lieu of a proxy statement, pursuant to the terms of an exemptive order from the Securities and Exchange Commission (the “SEC”) on which the Trust and its investment adviser may rely. J.P. Morgan Private Investments Inc. (the “Adviser” or “JPMPI”) is the Fund’s investment adviser.

Under the Investment Company Act of 1940, as amended (the “1940 Act”), shareholder approval is generally required to enter into or materially amend sub-advisory (and sub-sub-advisory) agreements. The exemptive order permits the Adviser to enter into and materially amend sub-advisory (and sub-sub-advisory) agreements for the Fund, subject to approval of the Trust’s Board of Trustees (the “Board”), without also obtaining shareholder approval. This information statement is being furnished to notify you that one of the Fund’s Sub-Advisers (as defined below) has entered into a sub-sub-advisory agreement for the Fund.

On June 6, 2024, RBC Global Asset Management (UK) Limited (“RBC GAM (UK)”) one of the Fund’s investment sub-advisers, entered into an Investment Sub-Sub-Advisory Agreement (the “Sub-Sub-Advisory Agreement”) with RBC Global Asset Management (US) Inc. (“RBC GAM (US)”). Pursuant to the Sub-Sub-Advisory Agreement, RBC GAM (US) will serve as a sub-sub-adviser to the Fund.

The Sub-Sub-Advisory Agreement was approved by the members of the Board (each, a “Trustee”), including a majority of the Trustees who are not parties to the agreement or “interested persons,” as defined in the 1940 Act, of any such parties (the “Independent Trustees”) at a meeting held on March 19, 2024. After careful consideration, the Board determined that approving the Sub-Sub-Advisory Agreement was in the best interests of the Fund and its shareholders and approved the Sub-Sub-Advisory Agreement. The Sub-Sub-Advisory Agreement is substantially similar to the existing sub-sub-advisory agreements between the current Sub-Advisers and the relevant sub-sub-advisers. For more information about the Sub-Sub-Advisory Agreement and related matters, please review this information statement and the Sub-Sub-Advisory Agreement between RBC GAM (UK) and RBC GAM (US) attached to it as Annex A.

Please read this information statement carefully, as it contains important information.

THIS DOCUMENT IS FOR YOUR INFORMATION ONLY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

THE ADVISORY AGREEMENT

The Trust has retained the Adviser to act as investment adviser to the Six Circles Credit Opportunities Fund (the “Fund”) pursuant to an Investment Advisory Agreement with the Six Circles Trust (the “Trust”) dated June 22, 2018, as amended to add the Fund as a series, as of July 27, 2020 (the “Advisory Agreement”). Under the Advisory Agreement, subject to the general supervision of the Board, the Adviser is responsible for managing the investment operations of the Fund and the composition of the holdings of the Fund. Except as delegated to one or more sub-advisers (each, a “Sub-Adviser” and, together, the “Sub-Advisers”), as discussed below, the Adviser is responsible for managing the purchase, retention and disposition of the Fund’s investments. The Sub-Advisers may allocate assets (each, a “Sub-Sub-Adviser” and, together, the “Sub-Sub-Advisers”) to certain affiliates under sub-sub-advisory arrangements.

As compensation for the services rendered, the Fund has agreed to pay the Adviser a management fee of 0.75% as a percentage of average daily net assets. The Adviser has contractually agreed through at least April 30, 2025, to waive any of its management fees that exceed the aggregate management fees the Adviser is contractually required to pay the Fund’s Sub-Advisers (the “Management Fee Waiver”). Thereafter, the Management Fee Waiver will continue for subsequent one-year terms unless terminated in accordance with its terms. Additionally, the Adviser has contractually agreed through at least April 30, 2025, to reimburse Fund expenses in excess of certain thresholds.

During the prior fiscal year, the aggregate amount of investment advisory fees paid by the Fund to the Adviser was $25,538,000 before fee waivers and $0 after fee waivers.

The Advisory Agreement provides that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of the agreement, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its duties, or from reckless disregard by it of its duties and obligations thereunder, or a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

The investment advisory services that the Adviser provides to the Fund are not exclusive under the terms of the Advisory Agreement. The Adviser is free to and does render similar investment advisory services to others. The Adviser serves as investment adviser to other pooled investment vehicles. The accounts which are managed or advised by the Adviser have varying investment objectives, and the Adviser invests assets of such accounts in investments substantially similar to, or the same as, those which constitute the principal investments of the Fund. Such accounts are supervised by employees of the Adviser who may also be acting in similar capacities for the Fund.

The Advisory Agreement will remain effective for a two-year term unless sooner terminated and can continue in effect for successive periods of twelve months if approved at least annually in conformity with the requirements of the 1940 Act. The Advisory Agreement may be terminated with respect to the Fund at any time by vote of a majority of the Trustees or by vote of a majority of the shareholders of the Fund on 60 days’ written notice to the Adviser or by the Adviser at any time on 90 days’ written notice to the Trust. The Advisory Agreement will automatically and immediately terminate in the event of its “assignment” (as defined in the 1940 Act).

The Advisory Agreement was most recently approved by the Trustees, including a majority of the Independent Trustees, on June 20, 2023, with respect to all series of the Trust.

The Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended. The Adviser is located at 383 Madison Avenue, New York, New York 10179. The Adviser is a wholly-owned subsidiary of JPMorgan Chase Holdings LLC, which is a wholly-owned subsidiary of JPMorgan Chase & Co.

INVESTMENT PROCESS

In accordance with its responsibilities under the Advisory Agreement, the Adviser seeks to achieve the Fund’s investment objective by allocating the Fund’s assets primarily among multiple Sub-Advisers retained by the Adviser. The Adviser may adjust allocations to the Sub-Advisers or make recommendations to the Board with respect to the hiring, termination or replacement of a Sub-Adviser. As such, the identity of the Fund’s Sub-Advisers, the investment strategies they pursue and the portion of the Fund allocated to them, may change over time.

Each Sub-Adviser is responsible for deciding which securities to purchase and sell for its respective portion of the Fund and for placing orders on behalf of the Fund for such transactions. However, the Adviser reserves the right to instruct the Sub-Advisers as needed on certain Fund transactions and manage a portion of the Fund’s portfolio directly, including, without limitation, for portfolio hedging, to temporarily adjust the Fund’s overall market exposure or to temporarily manage assets as a result of a Sub-Adviser’s resignation or removal.

The Adviser serves as the “manager of managers” for the Fund and has responsibility for providing the overall management of the Fund, subject to the oversight of the Board. In this capacity, the Adviser: (i) evaluates, selects, and recommends Sub-Advisers to be hired or replaced, subject to Board approval; (ii) monitors and evaluates the Sub-Advisers’ investment programs and results; (iii) allocates and reallocates the Fund’s assets among the Sub-Advisers; and (iv) reviews the Fund’s compliance with its investment objectives, strategies, policies and restrictions. Pursuant to the exemptive order, shareholder approval is not required to hire, terminate or replace Sub-Advisers except in the case of certain affiliates of the Adviser.

Sub-Adviser selection includes qualitative and quantitative analysis, with strong emphasis placed on non-quantitative factors, within a framework that reviews the Sub-Advisers’ people, process, philosophy and performance. In selecting Sub-Advisers, the Adviser will consider a variety of factors and attributes related to such Sub-Advisers, including, but not limited to:

•	a well-defined and articulated investment process combined with a demonstrable and sustainable investment performance;

•	specialized expertise and an appropriate level of experience;

•	flexibility to adapt to a changing market environment;

•	a strong focus on risk management;

•	appropriate levels of staffing, organizational depth and continuity of management and investment professionals;

•	a thorough understanding of the business aspects of managing the relevant investment strategies;

•	solid administrative capabilities and strong internal controls;

•	historical returns and volatility;

•	correlation of a Sub-Adviser’s returns to broader markets and other Sub-Advisers;

•	statistical peer analysis; and

•	exposure, liquidity and drawdown (change in the value of a portfolio from its high to low point) analysis.

THE SUB-ADVISORY AND SUB-SUB-ADVISORY AGREEMENTS

Summary of Current Sub-Advisory and Sub-Sub-Advisory Agreements

In addition to RBC GAM (UK), the following firms currently serve as Sub-Advisers to the Fund pursuant to Investment Sub-Advisory Agreements (the “Existing Sub-Advisory Agreements”) between the Adviser and each Sub-Adviser: BlackRock Investment Management, LLC (“BlackRock”), PGIM, Inc. (“PGIM”), Lord, Abbett & Co. LLC (“Lord Abbett”), Muzinich & Co., Inc. (“Muzinich”) and Pacific Investment Management Company (“PIMCO”). BlackRock currently allocates assets to BlackRock International Limited (“BIL”) with respect to BlackRock’s High Yield Strategy, while PGIM currently allocates assets to PGIM Limited (“PGIML”), under respective sub-sub-advisory agreements (the “Existing Sub-Sub-Advisory Agreements”). The Existing Sub-Advisory Agreements and Sub-Sub-Advisory Agreements were initially approved by the Trustees, including a majority of the Independent Trustees, on June 30, 2020 (with the exception of the Lord Abbett, BlueBay (formerly BlueBay Asset Management LLP) and Muzinich Sub-Advisory Agreements), November 18, 2020 (with respect to the Lord Abbett Sub-Advisory Agreement) and March 3, 2021 (with respect to RBC GAM (UK) and Muzinich Sub-Advisory Agreements), and became effective on August 19, 2020, November 20, 2020 and March 12, 2021, respectively. The Existing Sub-Advisory Agreements and Existing Sub-Sub-Advisory Agreements were approved by the initial shareholder of the Fund on August 19, 2020. Additionally, with approval of the Board, the Adviser has engaged Russell Investments Implementation Services, LLC (“RIIS”) to provide stand-by interim sub-advisory services, as well as transition management services, for the Fund, to be utilized as needed in certain transitional or trading circumstances involving the Fund’s Sub-Advisers. As of the date hereof, RIIS is not managing any assets of the Fund.

BlackRock, PGIM, Lord Abbett, Muzinich, RBC GAM (UK), PIMCO, BIL, PGIML and RIIS are each independent of the Adviser.

Each Sub-Adviser is responsible for the day-to-day investment decisions of its portion of the Fund, subject to the investment policies, restrictions and guidelines of the Fund and the supervision of the Board and the Adviser. Each Sub-Adviser is responsible for determining the amount of Fund assets allocated to its respective Sub-Sub-Adviser.

Each Existing Sub-Advisory Agreement and Existing Sub-Sub-Advisory Agreement will continue in effect for an initial period of two years from the date of its execution, unless terminated sooner. Each Existing Sub-Advisory Agreement and Existing Sub-Sub-Advisory Agreement may be renewed from year to year thereafter, so long as such continuance is specifically approved at least annually by the Board or by a vote of a “majority” (as defined in the 1940 Act) of the applicable Fund’s outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Board who are not “interested persons” (as defined in the 1940 Act). Each Existing Sub-Advisory Agreement may be terminated without penalty at any time: (i) on 61 days’ written notice by the Adviser, or (ii) on 60 days’ written notice by the Board, by vote of holders of a majority of the Fund’s shares (or by the applicable Sub-Adviser), and will terminate five business days after the Sub-Adviser receives written notice of the termination of the Advisory Agreement between the Trust and the Adviser. Each Existing Sub-Advisory Agreement will also terminate automatically in the event of its “assignment” (as defined in the 1940 Act).

Under the terms of the Existing Sub-Sub-Advisory Agreement between PGIM and PGIML, the agreement may be terminated (i) by the Fund at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund; or (ii) by the Adviser or PGIM or PGIML at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. The Existing Sub-Sub-Advisory Agreement between PGIM and PGIML will also terminate upon the termination of the Existing Sub-Advisory Agreement between the Adviser and PGIM or the termination of the Advisory Agreement. Under the terms of the Existing Sub-Sub-Advisory Agreement between BlackRock and BIL, the agreement may be terminated (i) by the Trust or BlackRock at any time, without the payment of any penalty, upon giving BIL 60 days’ notice (which notice may be waived by BIL), provided that such termination by the Trust or BlackRock shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the Fund entitled to vote; or (ii) by BIL on 60 days’ written notice (which notice may be waived by the Trust and BlackRock), and will terminate automatically upon any termination of the Sub-Advisory Agreement between the Trust and BlackRock. Each Existing Sub-Sub-Advisory Agreements will also terminate in the event of its “assignment” (as defined in the 1940 Act).

Under the terms of the Existing Sub-Advisory Agreements, the Sub-Advisers are not liable for any error of judgment or mistake of law or for any loss suffered by the applicable Fund or the Adviser or Sub-Adviser, as applicable, in connection with the matters to which the Existing Sub-Advisory Agreements relate, except a loss resulting from the applicable Sub-Adviser’s willful misfeasance, bad faith or negligence on its part in the performance of the applicable Sub-Adviser’s duties under the applicable Existing Sub-Advisory Agreement, or from reckless disregard by the applicable Sub-Adviser of its obligations and duties under the applicable Existing Sub-Advisory Agreement or from its material breach of the applicable Existing Sub-Advisory Agreement. In addition, under the Existing Sub-Advisory Agreements, the Adviser and the Sub-Advisers have agreed to indemnify each other in certain circumstances.

Under the terms of the Existing Sub-Sub-Advisory Agreement between BlackRock and BIL, BIL is not liable for any error of judgment or mistake of law or for any loss suffered by

BlackRock or by the Trust or the Fund in connection with the performance of the relevant Existing Sub-Sub-Advisory Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under the relevant Existing Sub-Sub-Advisory Agreement.

Under the terms of the Existing Sub-Sub-Advisory Agreement between PGIM and PGIML, PGIML is not liable for any error of judgment or for any loss suffered by the Fund, PGIM or the Adviser in connection with the matters to which the relevant Existing Sub-Sub-Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on PGIML’s part in the performance of its duties or from its reckless disregard of its obligations and duties under the relevant Existing Sub-Sub-Advisory Agreement. In addition, under the relevant Existing Sub-Sub-Advisory Agreement, PGIM and PGIML have agreed to indemnify each other in certain circumstances.

The Sub-Advisers are each paid monthly by the Adviser a fee equal to a percentage of the daily net assets of the Fund allocated to each Sub-Adviser, respectively. With respect to the Existing Sub-Sub-Advisory Agreements, the current Sub-Sub-Advisers are each paid a fee by its respective Sub-Adviser.

During the prior fiscal year, the Adviser paid the following aggregate fees to the Sub-Advisers:

$8,418,000 or 0.25%*

The Trust expects that differences in investment returns among the portions of the Fund managed by different Sub-Advisers will cause the actual percentage of the Fund’s assets managed by each Sub-Adviser to vary over time. The Adviser may reallocate assets from one Sub-Adviser to another when deemed in the best interests of the Fund and its shareholders.

Sub-Sub-Advisory Agreement with RBC GAM (US)

As noted above, RBC GAM (UK) has engaged RBC GAM (US) as a Sub-Sub-Adviser to the Fund, pursuant to the Sub-Sub-Advisory Agreement. A copy of the Sub-Sub-Advisory Agreement between RBC GAM (UK) and RBC GAM (US) is attached hereto as Annex A. RBC GAM (US) is independent of the Adviser and will discharge its responsibilities subject to the policies of the Trustees and the supervision of the Adviser. RBC GAM (US) is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and was founded in 1983. RBC GAM (US) is located at 50 South Street, Suite 2350, Minneapolis, MN 55402. As of December 31, 2023, RBC GAM (US) had assets under management of approximately $39.8 billion.

Specifically, RBC GAM (UK) together with RBC GAM (US) (together “RBC GAM”) will use both its own proprietary and external research and securities selection process to manage its allocated portion of the Fund’s assets. RBC GAM, like the other Sub-Advisers, will be responsible for deciding which securities to purchase and sell for its respective portion of the Fund and for placing orders for the Fund’s transactions. However, the Adviser reserves the

* Represents the aggregate sub-advisory fees paid by the Adviser as a percentage of the Fund’s average daily net assets.

right to instruct RBC GAM as needed on certain Fund transactions and manage a portion of the Fund’s portfolio directly, including, without limitation, for portfolio hedging, to temporarily adjust the Fund’s overall market exposure or to temporarily manage assets as a result of BlackRock’s resignation or removal. The following is a summary of RBC GAM’s investment approach:

With respect to its allocated portion of the Credit Opportunities Fund, RBC GAM (UK) (together with RBC GAM (US)) invests predominantly in European below investment-grade corporate debt with a focus on capital preservation. Credit selection is driven by rigorous proprietary bottom-up fundamental analysis with an emphasis on downside stress testing. Single name credit analysis is supplemented by economic, policy and political inputs, which combine to help determine the sectoral and geographic composition of the portfolio, as well as the correlation of the strategy to the overall market. RBC GAM (UK) (together with RBC GAM (US)) invests across secured and unsecured assets.

The Sub-Sub-Advisory Agreement will continue in effect for an initial period of two years from the date of its execution, unless terminated sooner. It may be renewed from year to year thereafter, so long as such continuance is specifically approved at least annually by the Board or by a vote of a “majority” (as defined in the 1940 Act) of the Fund’s outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Board who are not “interested persons” (as defined in the 1940 Act). The Sub-Sub-Advisory Agreement provides that it is terminable at any time (including during the initial two year term), without penalty, by either party on 60 days’ written notice. Under the terms of the Sub-Sub-Advisory Agreement, RBC GAM (US) will not be liable for any error of judgment or mistake of law or for any loss suffered by RBC GAM (UK), the Fund or the Adviser in connection with the matters to which the Sub-Sub-Advisory Agreement relates, except a loss resulting from RBC GAM (US)’s willful misfeasance, bad faith or gross negligence on its part in the performance of its duties under the Sub-Sub-Advisory Agreement, or from reckless disregard by it of its obligations and duties under the Sub-Sub-Advisory Agreement or from its material breach of the Sub-Sub-Advisory Agreement.

RBC GAM (UK) will be paid monthly by the Adviser a fee equal to a percentage of the average daily net assets of the Fund allocated to RBC GAM (UK). The fees paid to RBC GAM (UK) under the Sub-Advisory Agreement are not paid by the Fund but are paid by the Adviser out of the advisory fees the Adviser receives from the Fund. The fees paid to RBC GAM (US) under the Sub-Sub-Advisory Agreement are paid by RBC GAM (UK). There is no change in the gross advisory fee payable by the Fund as a result of the addition of RBC GAM (US) as a Sub-Sub-Adviser to the Fund.

The investment advisory services that RBC GAM provides to the Fund are not exclusive under the terms of the Sub-Advisory Agreement or Sub-Sub-Advisory Agreement. RBC GAM is free to and does render similar investment advisory services to others. For more information about the Sub-Sub-Advisory Agreement, please review the sub-sub-advisory agreement between RBC GAM (UK) and RBC GAM (US) attached to this information statement as Annex A.

Portfolio Managers at RBC GAM

The table below lists the individuals who currently serve as portfolio managers for the portion of the Fund’s assets allocated to RBC GAM.

SUB-ADVISER	PORTFOLIO MANAGER(S)	EMPLOYMENT EXPERIENCE

RBC GAM	Justin Jewell	Justin Jewell is a Managing Director and Head of European High Yield at RBC GAM (UK) within the Global Leveraged Finance Group. Justin joined BlueBay Asset Management (which is now part of RBC Global Asset Management) in 2009, initially as Head of High Yield Trading, before moving into portfolio management at the beginning of 2012. Mr. Jewell is responsible for a range of strategies within Leveraged Finance and has responsibility for the wider European Leveraged Finance business. He has over 22 years’ industry experience. Prior to joining the firm, Mr. Jewell spent the bulk of his career at UBS where he was Director of High Yield and Distressed Trading, and he was also previously a trader at MKM Longboat LLP. Mr. Jewell holds a BSc in Economics from the London School of Economics and Political Science.

	Tim Leary	Tim Leary is a Senior Portfolio Manager at RBC GAM (US) across several global leveraged finance and ESG strategies based in the Stamford, Connecticut, office. Mr. Leary joined BlueBay Asset Management (which is now part of RBC Global Asset Management) in 2012 as Head of Trading, North America within the Global Leveraged Finance Group, before being promoted to portfolio manager in January 2017. Prior to joining the firm, he was a director in high yield and distressed credit

SUB-ADVISER	PORTFOLIO MANAGER(S)	EMPLOYMENT EXPERIENCE
trading at the Royal Bank of Scotland (“RBS”). Before joining RBS, Mr. Leary spent three years as an analyst on the leveraged loan trading desk at Bear, Stearns & Co. Mr. Leary holds a BS in Business Administration with Finance concentration from Fordham University.

RBC GAM (US) does not currently act as an adviser and/or a sub-adviser to other registered investment companies whose investment objectives are similar to the Fund’s.

Principal Executive Officers and Directors of RBC GAM (US)

The table below presents information about the principal executive officer and directors of RBC GAM (US). Please note that RBC GAM (US) does not have a Board of Directors. The business address of RBC GAM (US) is 50 South Street, Suite 2350, Minneapolis, MN 55402.

Name	Position with Sub-Adviser and Principal Occupation	Address
Michael Lee	Chief Executive Officer and President	50 South Sixth Street, Suite 2350, Minneapolis, Minnesota 55402
Carol Kuha	Chief Operating Officer	50 South Sixth Street, Suite 2350, Minneapolis, Minnesota 55402
Byrn Moonsammy	Chief Financial Officer	30 Hudson Street, 20th Floor, Jersey City, NJ
Christina Weber	Chief Compliance Officer	50 South Sixth Street, Suite 2350, Minneapolis, Minnesota 55402
Brandon Lew	Vice President	50 South Sixth Street, Suite 2350, Minneapolis, Minnesota 55402
Vikas Gupta	Treasurer	555 Flower Street, Los Angeles, CA
David Ogbaje	Controller	30 Hudson Street, 20th Floor, Jersey City, NJ

Board Review and Approval of the Sub-Sub-Advisory Agreement

The Sub-Sub-Advisory Agreement was approved by the Board, including a majority of the Independent Trustees, at a meeting on March 19, 2024 (the “Meeting”). The Board believes that the terms and conditions of the Sub-Sub-Advisory Agreement are fair to, and in the best interests of, the Fund and its shareholders.

RBC GAM (US) had been sent a letter on behalf of the Independent Trustees requesting detailed information from RBC GAM (US) in connection with the proposed Sub-Sub-Advisory Agreement in an effort to observe the requirement under Section 15(c) of the 1940 Act that the Trustees request and evaluate, and that the sub-adviser furnish, such information as may be necessary to evaluate the terms of the proposed agreement. RBC GAM (US) had responded to the information request and provided memoranda and related materials and information for consideration by the Trustees, which were provided to the Board. Representatives of RBC GAM (UK) and RBC GAM (US) also participated in the Meeting, at which the Board discussed the proposed arrangements with RBC GAM (US) extensively. The Trustees also discussed the proposed Sub-Sub-Advisory Agreement in an executive session of the Meeting with independent legal counsel at which no representatives of the Adviser or RBC GAM were present.

Set forth below is a summary of the material factors evaluated by the Trustees that formed the basis for the Board’s approval of the Proposed Sub-Sub-Advisory Agreement (the “Proposed Sub-Sub-Advisory Agreement” or the “Proposed Agreement”) between RBC GAM (US) and RBC GAM (UK) for the Fund. The Trustees’ conclusions as to the approval of the Proposed Agreement were based on a comprehensive consideration of all information provided to the Trustees. In deciding whether to approve the Proposed Agreement, the Trustees did not identify any single factor or particular information that, in isolation, was controlling. The factors that figured particularly in the Trustees’ deliberations are described below, although individual Trustees may have evaluated the information presented differently from one another, attributing different weights to various factors.

In considering the Proposed Sub-Sub-Advisory Agreement, the Trustees took into account that the Board had previously approved the existing Sub-Advisory Agreement between RBC GAM (UK) and JPMPI, the Fund’s investment adviser, and that the Proposed Sub-Sub-Advisory Agreement was intended to effect a partial delegation of RBC GAM (UK)’s sub-advisory duties to the Fund under the existing Sub-Advisory Agreement to its affiliate, RBC GAM (US). They noted that the proposal was being made to accommodate an entity alignment with respect to a current member of the RBC GAM portfolio management team responsible for the Fund who is located in the United States and employed by RBC GAM (US) rather than RBC GAM (UK). The Trustees took into account management’s representations that the proposed partial delegation of sub-advisory responsibilities to RBC GAM (US) would have no impact on the day-to-day portfolio management of the Fund currently provided by RBC GAM (UK), which would continue to be provided by the same personnel and with the same RBC GAM investment, trading and other resources. They also took into account that RBC GAM (US) would be compensated by RBC GAM (UK) under the Proposed Sub-Sub-Advisory Agreement and that the neither the fees payable by JPMPI to RBC GAM (UK) under the existing Sub-Advisory Agreement nor the advisory fees and other expenses currently borne by the Fund would change as a result of the Proposed Sub-Sub-Advisory Agreement. In light of the foregoing, in considering the Proposed Agreement, the Trustees considered and relied in large part on information regarding investment performance, fees and total expenses, estimated profitability, economies of scale, ancillary benefits and other information previously provided to the Board in connection with the most recent annual approval of the Fund’s existing Sub-Advisory Agreement with RBC GAM (UK).

Materials Reviewed. The Trustees took into account and engaged in related discussions during the Meeting regarding various materials provided to them prior to and during the Meeting (the “15(c)

Materials”) relating to the services to be provided by RBC GAM (US) to the Fund pursuant to the Proposed Agreement in its proposed capacity as a sub-sub-adviser to RBC GAM (UK).

In considering the Proposed Agreement for approval, the Trustees reviewed the 15(c) Materials and related exhibits and other information which included, among other items, the terms of the Proposed Agreement, comparative fee and expense information, information regarding performance, fee schedules, descriptions of various portfolio management and other services and functions to be performed by RBC GAM (US) for the Fund, information regarding RBC GAM (US)’s compliance policies and procedures applicable to the Fund, financial information regarding RBC GAM (US), information regarding estimated profitability to JPMPI from its relationship with the Fund, information regarding potential economies of scale, and information regarding potential ancillary or “fall out” benefits to JPMPI from its relationship with the Fund. As noted above, various of this information was provided to the Trustees previously in connection with the most recent annual approval of the Fund’s existing Sub-Advisory Agreement with RBC GAM (UK). The Trustees also received advice from Ropes & Gray LLP (“Ropes & Gray” or “Independent Legal Counsel”), independent legal counsel to the Independent Trustees, regarding the responsibilities of the Trustees in considering the approval of the Agreement under applicable law.

Review Process. In connection with the approval of the Proposed Agreement, the Board reviewed written 15(c) Materials provided by JPMPI and RBC GAM. Following receipt and review of the 15(c) Materials, the Independent Trustees and Ropes & Gray considered the 15(c) Materials and the Proposed Agreement. The Trustees also received presentations from management and representatives of RBC GAM at the Meeting, during which the representatives responded to questions from the Independent Trustees. As part of the review process, the Independent Trustees discussed the Proposed Agreement during an executive session held with Independent Legal Counsel at which no representatives of management were present.

Nature, Extent and Quality of Services. The Trustees considered the depth and quality of the investment management process of RBC GAM, including the experience and capabilities of RBC GAM senior management, investment and other personnel, and the overall financial strength and stability of RBC GAM. The Trustees reviewed the nature and quality of RBC GAM investment management, trading, risk management, compliance capabilities and resources, research capabilities, and the experience and capabilities of its portfolio management personnel who would be responsible for the Fund. The Board noted that they were provided information regarding the compliance program of RBC GAM (US) and that JPMPI’s compliance department had represented that no concerns had been raised with respect to the firm’s program as it would be applied to services under the Agreement. The Board noted the certificates received from RBC GAM (US) and RBC GAM (UK) regarding their compliance programs and codes of ethics, which noted that RBC GAM (US) and RBC GAM (UK) have compliance policies and procedures in place that are reasonably designed to prevent violations of the U.S. federal securities laws and that RBC GAM (US) and RBC GAM (UK) have adopted codes of ethics that include provisions reasonably necessary to prevent access persons from: (i) engaging in certain specified conduct; and (ii) violating the codes of ethics.

After consideration, the Board concluded that the nature, extent, and quality of services proposed to be provided by RBC GAM (US) under the Proposed Sub-Sub-Advisory Agreement were likely to benefit the Fund and its shareholders.

Investment Performance. In considering the Proposed Sub-Sub-Advisory Agreement, the Trustees considered performance information relating to the Fund and its sleeve managed by RBC GAM (UK) and took into account that the Fund would be managed in the same way going forward following the proposed partial delegation of sub-advisory responsibilities from RBC GAM (UK) to RBC GAM (US) under the Proposed Agreement. The Board concluded that based on the Fund’s experience with RBC GAM (UK), they had a reasonable expectation that RBC GAM (US) would deliver acceptable performance to shareholders of the Fund with respect to the sub-advisory responsibilities delegated to it under the Proposed Agreement.

Fees and Total Expenses. As noted above, the Trustees took into account that the Fund’s current advisory, sub-advisory and other fees and expenses would not change as a result of the Proposed Sub-Sub-Advisory Agreement. Accordingly, the Trustees considered comparative fee and expense information relating to the Fund provided in connection with the Board’s most recent annual approval of the continuance of the Fund’s Sub-Advisory Agreement with RBC GAM (UK). In doing so, the Trustees took into account a number of factors, including the type and complexity of the services provided by RBC GAM to the Fund, the estimated cost of providing such services, the impact on potential returns from different levels of fees, the competitive marketplace for financial products, and the attractiveness of potential returns to investors in the Fund. The Trustees also took into account that JPMPI had contractually agreed to reimburse expenses for the Fund to the extent the total expense ratio exceeds a specified limit and waive any advisory fees that exceeded the aggregate advisory fees JPMPI is contractually required to pay to the Fund’s sub-advisers, including to RBC GAM (UK) under its existing Sub-Advisory Agreement with respect to the Fund. The Trustees also considered the Fund’s advisory fees and total expenses in comparison to the average and median fees and expenses of peer funds identified by Broadridge that were provided in connection with the Board’s most recent annual approval of the continuance of the Sub-Advisory Agreement with RBC GAM (UK). The Trustees took into account that JPMPI, and not the Fund, pays each sub-adviser for its services to the Fund out of the advisory fees JPMPI receives from the Fund under its Advisory Agreement with the Trust, and further that JPMPI does not retain any such advisory fees. Additionally, the Trustees noted the most-favored nation provisions agreed to by RBC GAM (UK) under its Sub-Advisory Agreement with respect to the Fund, which helps ensure that sub-advisory fee rates charged to the Fund are no higher than the fees RBC GAM charges to similar clients.

Based on the information presented, the Board determined that they were satisfied that the fees payable under the Fund’s Sub-Advisory Agreement with RBC GAM (UK), and the portion thereof to be paid by RBC GAM (UK) to RBC GAM (US) under the Proposed Sub-Sub-Advisory Agreement, represent reasonable compensation in light of the nature, extent and quality of services provided to date by RBC GAM (UK) to the Fund and that would be provided by RBC GAM (UK) and RBC GAM (US) following implementation of the Proposed Sub-Sub-Advisory Agreement, and that such services would likely benefit the Fund and its shareholders.

Adviser Costs, Level of Profits and Economies of Scale. As noted above, the Trustees took into account that the costs and estimated profitability to JPMPI from its relationship with the Fund, the Fund’s expense limitation and fee waiver arrangements and related arrangements would not change as a result of the Proposed Sub-Sub-Advisory Agreement and took into account related information provided and their considerations in connection with the most recent annual approval of the Fund’s Sub-Advisory Agreement with RBC GAM (UK). In this regard, the Trustees noted that the advisory fee rates paid by the Fund to JPMPI do not have breakpoints, but due to the Fund’s fee waiver arrangements, JPMPI does not retain any portion of the advisory fees paid by the Fund and also observes expense limitation arrangements for the Fund, which may allow the Fund to benefit from economies of scale. The Trustees took into account that the Fund’s current Sub-Advisory Agreement with RBC GAM (UK) includes breakpoints to its sub-advisory fee rates at certain assets levels, which will continue to apply following implementation of the Proposed Sub-Sub-Advisory Agreement, and which may further allow the Fund to benefit from economies of scale. Ultimately, the Trustees concluded that based on the information provided and taking into account the various assumptions made, the Fund’s fee and expense structure would continue to be reasonable following implementation of the Proposed Sub-Sub-Advisory Agreement.

Ancillary Benefits. The Trustees also considered whether RBC GAM or any of its affiliates may receive other ancillary or “fall out” benefits as a result of their relationships with the Fund as a result of the Proposed Sub-Sub-Advisory Agreement. In this regard, the Trustees considered that RBC GAM is not affiliated with any of the Fund’s service providers, and therefore does not benefit from any of the Fund’s contractual relationships other than pursuant to the existing Sub-Advisory Agreement, and would receive no additional benefits under the Proposed Sub-Sub-Advisory Agreement. Taking these considerations into account, the Board concluded that RBC GAM will not receive collateral benefits that would materially affect the reasonableness of the sub-advisory fees payable to RBC GAM (UK) under the existing Sub-Advisory Agreement or the sub-sub-advisory fees to be paid by RBC GAM (UK) to RBC GAM (US) under the Proposed Sub-Sub-Advisory Agreement.

Conclusions. After reviewing and considering the factors described herein, the Trustees, including the Independent Trustees, unanimously concluded that the terms of the Proposed Sub-Sub-Advisory Agreement are fair and reasonable to the Fund, and approved the Proposed Agreement.

BENEFICIAL OWNERS AND MANAGEMENT OWNERSHIP

As of December 31, 2023, the Trustees and officers as a group owned less than 1% of the shares of the Fund. As of December 31, 2023, the following persons owned of record, or are known by the Trust to own beneficially, 5% or more of the outstanding shares of the Fund:

Name of Fund/Share Class	Name and Address of Shareholder	Percentage Held
SIX CIRCLES CREDIT OPPORTUNITIES FUND	J.P. Morgan Securities LLC (For the Benefit of its Customers) 383 Madison Avenue New York, NY 10179	99%

AFFILIATED BROKERAGE

The Fund did not pay any brokerage commissions to affiliated brokers during the most recently completed fiscal year.

SERVICE PROVIDERS

The Trust’s distributor is Foreside Fund Services, LLC (“Foreside”). Foreside is located at Three Canal Plaza, Suite 100, Portland, Maine 04101. The Trust’s administrator, fund accounting agent and custodian is Brown Brothers Harriman & Co. (“BBH”). BBH is located at 140 Broadway, New York, New York 10005. The Trust’s transfer agent is DST Asset Management Solutions, Inc. (“DST”). DST is located at 2000 Crown Colony Drive, Quincy, MA 02169.

OTHER MATTERS

The Trust will furnish, without charge, a copy of its most recent annual report and any recent semi-annual report to any shareholder upon request by writing to Six Circles Funds c/o J.P. Morgan Private Investments Inc., 383 Madison Avenue, New York, NY 10179, or by calling collect 1-212-464-2070.

If you have elected to receive one information statement for all accounts maintained by members of your household, the Trust undertakes to deliver promptly upon written or oral request a separate copy of the information statement for a separate account if a separate copy is requested.

The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders.

NO ACTION REQUIRED

This information statement is provided to you solely for informational purposes. No shareholders vote is being taken with respect to the matters described. You are not being asked to provide a proxy.

J.P. Morgan is committed to making our products and services accessible to meet the financial services needs of all our clients. If you are a person with a disability and need additional support accessing this material, please contact your J.P. Morgan team or email us at accessibility.support@jpmorgan.com for assistance.

ANNEX A

INVESTMENT SUB-SUB ADVISORY AGREEMENT

between

RBC GLOBAL ASSET MANAGEMENT (UK) LIMITED

and

RBC GLOBAL ASSET MANAGEMENT (U.S.) INC.

This INVESTMENT SUB-SUB ADVISORY AGREEMENT (“Agreement”), effective as of 6 June 2024 between RBC Global Asset Management (UK) Limited (the “Subadviser”), a limited liability company incorporated in England and Wales (with registered number 03647343), and RBC Global Asset Management (U.S.) Inc. (the “Sub-Subadviser”), a Minnesota corporation, having its principal place of business at 50 South Sixth Street, Suite 2350, Minneapolis, MN 55402, United States of America.

WHEREAS, the Sub-Adviser has entered into an Amended and Restated Investment Sub-Advisory Agreement effective April 1, 2023 (the “Sub-Advisory Agreement”) with J.P. Morgan Private Investments Inc. Six Circles Trust, a Delaware statutory trust (the “Adviser”), pursuant to which the Subadviser has been retained in connection with the provision of a continuous investment programme to the Six Circles Credit Opportunities Fund (the “Fund”). The Fund is a fund of Six Circles Trust, a Delaware Statutory Trust (the “Trust”), which is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Trust is and will continue to be a series trust having one or more investment funds, each with its own assets, investment objectives, policies and restrictions (collectively, the “Funds”); and

WHEREAS, the Trust has consented to the Subadviser delegating discretionary investment management to the Sub-Subadviser; and

WHEREAS, the Sub-Subadviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, (the “Advisers Act”); and

WHEREAS, the Subadviser desires to retain the Sub-Subadviser, in connection with the Fund, in the provision of a continuous investment program in relation to specific assets of the Sub-adviser Assets (as defined in the Sub-Advisory Agreement) which the Subadviser considers the Sub-Subadviser to be experienced and in respect of which the Subadviser would like to avail itself of the Sub-Subadviser’s know-how (the Sub-Subadvisor Assets”) and the Sub-Subadviser is willing to furnish such services (the “Investment Program”);

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

1. Appointment. The Subadviser hereby retains the Sub-Subadviser to act as investment adviser for and to manage on a discretionary basis the Sub-Subadviser Assets for the period and on the terms set forth in this Agreement. The Sub-Subadviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Sub-Subadviser acknowledges and agrees that (i) the Subadviser makes no commitment to allocate any maximum or minimum portion of the Fund’s assets to the Sub-Subadviser as the Sub-Subadviser Assets, (ii) at any time, upon written notice to the Sub-Subadviser, the Subadviser may allocate all, none or any portion of the Fund’s assets to the Sub-Subadviser, and (iii) subject to written notice to the Sub-Subadviser, the Subadviser retains authority to immediately assume direct responsibility for any function delegated to the Sub-Subadviser under this Agreement.

The Sub-Subadviser will not delegate any function performed by the Sub-Subadviser hereunder without the consent of the Subadviser.

2.  Duties of the Sub-Subadviser

A. Investment Sub-Subadvisory Services. Subject to the supervision of the Trust’s Board of Trustees (the “Board”), the Adviser and the Subadviser, the Sub-Subadviser shall manage the investments of the Sub-Subadviser Assets in accordance with (i) the Fund’s investment objective, policies, and restrictions as provided in the Trust’s Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the “Prospectus”), (ii) the portfolio guidelines agreed from time to time in writing by the Adviser and the Subadviser (the “Guidelines”) which the Subadviser shall have promptly provided in writing to the Sub-Subadviser, (iii) except as specifically set forth in the Guidelines, the requirements applicable to registered investment companies under applicable laws (including the 1940 Act) and (iv) such other limitations as the Adviser may institute in writing and provide to Subadviser within a reasonable time prior to implementation (and which the Subadviser shall promptly share with the Sub-Subadviser upon receipt). For the avoidance of doubt, the Sub-Subadviser agrees that it will manage the Sub-Subadviser Assets in accordance with the investment limitations and other restrictions under the 1940 Act as if the Sub-Subadviser Assets constituted a separate investment company registered under the 1940 Act. The Sub-Subadviser further agrees to manage the investments of the Sub-Subadviser Assets in accordance with Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), as if the Subadviser Assets constituted a separate investment company registered under the 1940 Act, except as otherwise specifically set forth in the Guidelines. Without limiting the preceding obligations of the Sub-Subadviser, if the Adviser notifies the Subadviser that the Adviser has determined, in its sole discretion, that the Sub-Subadviser Assets are not in compliance with any of the Trust’s Declaration of Trust, By-Laws, Prospectus, Guidelines, the 1940 Act or the Code, the Subadviser shall immediately notify the Sub-Subadviser of such and the Sub-Subadviser will immediately take action in conjunction with the Subadviser to bring the Sub-Subadviser Assets back into compliance. The Sub-Subadviser shall (a) make investment decisions for the Sub-Subadviser Assets and select securities for purchase or sale with respect to the Sub-Subadviser assets; (b) place purchase and sale orders for portfolio transactions for the Sub-Subadviser Assets; and (c) employ professional portfolio managers and investment analysts whose duties include, without limitation, providing research services with respect to the Sub-Subadviser Assets. In providing these services, the Sub-Subadviser will conduct a program of investment, evaluation and, if appropriate, sale and reinvestment of the Sub-Subadviser Assets.

The Subadviser shall make available to or furnish the Sub-Subadviser with copies of the Trust’s Prospectus and Statement of Additional Information, Declaration of Trust, Bylaws, Advisory Agreement, the Guidelines and any other limitations or guidelines instituted by the Adviser with regards to the Sub-Subadviser Assets, and any amendments thereto (in each case as notified to the Subadviser by the Adviser). Upon notification by the Subadviser of such amendments, the Sub-Subadviser shall immediately commence action if necessary to bring any Sub-Subadviser Assets into compliance in conjunction with the Subadviser.

The Sub-Subadviser shall have authority to instruct the Fund’s custodian (the “Custodian”) to: (i) pay cash for securities and other property delivered to the Custodian for the Sub-Subadviser Assets, (ii) deliver or accept delivery of, upon receipt of payment or payment upon receipt of, securities, commodities or other property underlying any futures or options contracts, and other property purchased or sold in the Sub-Subadviser Assets, (iii) deposit margin or collateral which shall include the transfer of money, securities or other property to the extent necessary to meet the obligations of the Sub-Subadviser Assets with respect to any investments made pursuant to the Prospectus, and (iv) in respect of any corporate actions attached to securities in the Sub-Subadviser Assets.

Subject to Section 2D (Brokerage) below, the Sub-Subadviser is authorized with respect to the Sub-Subadviser Assets to enter into agreements and execute any documents (e.g., any derivatives documentation such as exchange traded and over-the-counter, as applicable) and take any other actions required to make investments pursuant to the Prospectus, which shall include any market and/or industry standard documentation and the standard representations contained therein.

B. Sub-Subadviser Undertakings. In all matters relating to the performance of this Agreement, the Sub-Subadviser shall act in conformity with (a) the Trust’s Prospectus, Agreement and Declaration of Trust, Bylaws, written policies and procedures of the Fund adopted by the Board, (b) the Guidelines, (c) any other written limitations instituted by the Adviser and agreed to by the Subadviser with regard to the Sub-Subadviser Assets, and (d) any written instructions and directions of the Board, the Adviser or Subadviser (so long as (x) such instructions and directions do not cause the Sub-Subadviser to violate applicable law or regulationm; (y) the Subadviser has promptly provided the applicable documentation in writing to the Sub-Subadviser); and (z) the Sub-Subadviser is provided a reasonable period of time to comply with such instructions and directions). The Sub-Subadviser hereby agrees to:

(i)

regularly report to Subadviser, the Board and the Adviser (in such form and frequency as those parties may mutually agree) with respect to the implementation of the Investment Program, compliance of the Sub-Subadviser Assets with the Prospectus, the Guidelines, the 1940 Act and the Code, and other topics as may reasonably be requested by the Subadviser, Board or the Adviser, including attending Board meetings, as reasonably requested, to present such reports to the Board;

(ii)

make themselves available, upon reasonable request by Subadviser, the Adviser, the Trust’s pricing agent and/or valuation committee, taking into account the time sensitive nature of the matter, to consult with the Subadviser, Adviser, the Trust’s pricing agent or valuation committee regarding the valuation of any of the Sub-Subadviser Assets for which the Subadviser, Adviser, the Trust’s pricing agent or valuation committee seeks assistance from the Sub-Subadviser or identifies for review by the Sub-Subadviser;

(iii)

in connection with any securities or other investments purchased, sold, retained or borrowed for the Sub-Subadviser Assets, arrange for the transmission to the Custodian on a daily basis such confirmation, trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify the securities or other instruments to be purchased, sold, retained or borrowed on behalf of the Fund, as may be reasonably necessary to enable the Custodian to perform its custodial, administrative, and recordkeeping responsibilities with respect to the Fund. Communication by the Sub-Subadviser via electronic means is acceptable to the Subadviser, the Adviser, the Custodian or the administrator (the “Administrator”);

(iv)

with respect to securities or other instruments of the Sub-Subadviser Assets to be settled through the Custodian, arrange for the transmission of the confirmation of such trades to the Custodian by the end of the day upon which such transaction occurs. For the avoidance of doubt, the parties acknowledge that the Sub-Subadviser is not a custodian of the Fund’s assets and that it will not take possession or custody of such assets;

(v)

confirm all trades made on behalf of the Sub-Subadviser Assets with each executing broker and counterparty daily to facilitate accurate trade settlement and verify open positions (including cash). The Sub-Subadviser shall notify the Custodian, on behalf of the Fund, promptly (ideally within one business day) upon becoming aware of any trade which the Sub-Subadviser believes was not executed in accordance with its instructions. The Fund or its designee may also conduct a reconciliation of trades as reported from executing brokers and counterparties, and the Sub-Subadviser shall reasonably cooperate with the Fund or such designee in order to effect such reconciliation, including without limitation by arranging for reasonable access by the Fund or such designee to the files and websites of the executing brokers and counterparties to the extent such access is available;

(vi)

cooperate with the Subadviser to promptly review each holdings reconciliation report relating to the Sub-Subadviser Assets that it or the Subadviser receives from the Custodian and accounting agent and/or the Adviser, as appropriate, and shall use commercially reasonable efforts to cooperate with the Subadviser to resolve all open reconciliation items, including trade breaks, contained in such report promptly (ideally, within one business day) after the time as of which the Sub-Subadviser receives such report. Further, the Sub-Subadviser shall co-operate with the Subadviser in notifying the Adviser and the Fund of any errors or discrepancies, including, without limitation, trade breaks, in the holdings reconciliation reports which have not been resolved promptly (ideally, within one business day) after the time as of which the Subadviser or Sub-Subadviser becomes aware of any such errors or discrepancies;

(vii)

use commercially reasonable efforts to assist the Subadviser to prepare and cause to be filed in a timely manner Form 13F and Schedules 13D or 13G, if required, with respect to securities held in the Sub-Subadviser Assets, without regard for any other assets held by the Trust or the Fund, The Sub-Subadviser agrees that it shall not acquire on behalf of the Fund any equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (“1934 Act”) with the purpose or effect, at the time of such acquisition, of changing or influencing control of the issuer of the securities or in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the 1934 Act;

(viii)	provide such historical performance, fee and expense information about the accounts and investment funds the Sub-Subadviser manages that have investment objectives, policies,

and strategies substantially similar to those employed by the Sub-Subadviser in managing the Sub-Subadviser Assets as may be reasonably necessary to allow the Trust, the Board or their agents to fulfill their duties under applicable laws, including, without limitation, Section 15 of the 1940 Act, and to permit the Adviser to satisfy its oversight responsibilities or to satisfy any request by applicable federal or state regulatory authorities. Such information may be provided in the form of a composite of accounts or on an anonymous basis;

(ix)

provide reasonable assistance to the Subadviser and Adviser with respect to the annual audit of the Fund’s financial statements, as related to the Sub-Subadviser Assets, including, but not limited to: (a) providing broker contacts as needed for obtaining trade confirmations; (b) providing copies of term loans and swap agreements, within a reasonable time upon request by the Adviser (provided that the Subadviser has promptly notified the Sub-Subadviser and that any such disclosures shall be subject to any confidentiality obligations applicable to the parties hereunder and ); (c) providing reasonable assistance in obtaining trade confirmations in the event the Fund or the Fund’s independent registered public accounting firm is unable to obtain such confirmations directly from the brokers and (d) provide reasonable assistance in valuing investments that are not readily ascertainable in the event the Fund or the Fund’s independent registered public accounting firm is unable to obtain such market quotations through independent means; and

(x)

upon request, provide timely input to and collaborate with the Subadviser, Adviser and the Fund (a) in determining appropriate liquidity classifications for the Sub-Subadviser Assets, for purposes of compliance with Rule 22e-4 under the 1940 Act, in accordance with the parameters of the Fund’s liquidity program, (b) in providing data and information in connection with the preparation of the Fund’s shareholder reports (e.g. Form N-CSRs), census reporting forms (e.g. Form N-CEN) and portfolio holdings reporting forms (e.g. Form N-PORT) or the financial reports contained therein, and (c) in providing such information to the Fund regarding derivatives as may be requested in connection with the Fund’s compliance with Rule 18f-4 under the 1940 Act.

C. Expenses. The Sub-Subadviser will bear all of its expenses, including, without limitation, Sub-Subadviser’s insurance premiums and deductibles, in connection with the performance of its services under this Agreement. The Sub-Subadviser shall be responsible for all costs associated with any information statements, supplements and/or other disclosure materials that are for the primary benefit of, or otherwise occur as a result of any event occurring with respect to, the Sub-Subadviser (including, but not limited to, the legal fees associated with preparation, printing, filing and mailing thereof, as well as any shareholder meeting and/or solicitation costs, if applicable).

D. Brokerage. Except as Subadviser has otherwise agreed with the Adviser and notified Sub-Subadviser in writing, the Sub-Subadviser will utilize counterparties for futures and options clearing, and ISDAs for over-the-counter derivatives under agreements set up by, or in the name of, the Adviser or the Fund. Notwithstanding the foregoing Sub-Subadviser may negotiate and enter into such trading terms, ISDAs, control agreements, clearing agreements and other trading arrangements on behalf of the Fund as may be necessary for the Sub-Subadviser to effect transactions for Sub-Subadviser Assets with brokers, dealers and counterparties selected by the Sub-Subadviser. Subadviser reserves the right to request to review and approve the foregoing agreements, including where requested by the Adviser.

The Sub-Subadviser will be responsible for managing any collateral and margin requirements associated with investments made for any relevant Sub-Subadviser Assets and will perform in-house reconciliation procedures on such accounts and provide information regarding such reconciliations to the Subadviser or Adviser upon reasonable request. The Sub-Subadviser shall notify the Custodian, the relevant counterparty, the Subadviser and the Adviser of any significant discrepancies in the collateral requirements or daily collateral management activity promptly upon the Sub-Subadviser becoming aware of a discrepancy and shall work to resolve any discrepancies in the collateral requirements or daily collateral management activity promptly after the time as of which the Sub-Subadviser becomes aware of such discrepancy. In selecting brokers or dealers to execute transactions on behalf of the relevant Sub-Subadviser Assets, it shall be the policy of the Sub-Subadviser to seek to obtain best execution and the Sub-Subadviser agrees to act in conformance with its best execution policies and procedures. Sub-Subadviser shall provide details of any updates of such best execution policies and procedures to the Subadviser, Adviser and the Fund upon the implementation of any material changes made thereto. In assessing best execution, the Sub-Subadviser will consider factors it deems relevant, which may include, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating best execution, the Sub-Subadviser is authorized to consider the brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Sub-Subadviser exercises investment discretion. Other than upon prior written approval by the Adviser, Sub-Subadviser will not engage in any transactions with respect to the Sub-Subadviser Assets with any affiliate of the Adviser.

E. Aggregation of Orders. Subject to the Sub-Subadviser’s obligations to seek to obtain best execution in selecting brokers or dealers to execute transactions on behalf of the Sub-Subadviser Assets as set forth in Section 2D (Brokerage), the Sub-Subadviser may to the extent permitted by applicable laws and regulations, but shall be under no obligation to, aggregate orders. In such event, allocation of the orders, as well as the expenses incurred in the transaction, will be made by the Sub-Subadviser in a fair and equitable manner and consistent with the Sub-Subadviser’s fiduciary obligations to the Fund and to its other clients and in a manner consistent with the Sub-Subadviser’s allocation policies and procedures. Sub-Subadviser shall provide updates of its policies and procedures concerning allocations of orders to the Subadviser, Adviser and the Fund upon the implementation of any material changes made thereto. The Subadviser recognizes that, in some cases, the Sub-Subadviser’s allocation procedure may limit the size of the position that may be acquired or sold for the relevant Sub-Subadviser Assets.

F. Books and Records. The Sub-Subadviser shall maintain separate detailed records as are required by applicable laws and regulations applicable to the Sub-Subadviser, including, without limitation, Rule 31a-3 under the 1940 Act, of all matters hereunder pertaining to the Sub-Subadviser Assets (the “Fund’s Records”), including, without limitation, brokerage and other records of all securities transactions. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Subadviser hereby agrees that the Fund’s Records are the property of the Trust and further agrees to provide promptly to the Trust copies of any of such records upon the Fund’s, the Adviser’s or the Subadviser’s request, provided, however, that Sub-Subadviser may retain copies of any such records. The Sub-Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records relating to its activities hereunder required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records relating to its activities hereunder required by Rule 204-2 under the Advisers Act for the period specified in said Rule. Notwithstanding the foregoing, Sub-Subadviser has no responsibility for the maintenance of the records of the Fund, except for those related to the Sub-Subadviser Assets that are required to be maintained by the Sub-Subadviser under applicable requirements of the 1940 Act.

G. Sub-Subadviser Compliance Responsibilities. The Subadviser and Sub-Subadviser acknowledge that the Subadviser is not the compliance agent for the Fund and does not have access to all of the Trust’s books and records necessary to perform certain compliance testing. However, to the extent that the Sub-Subadviser has agreed to perform the services specified in this Agreement, the Sub-Subadviser shall perform (i) compliance monitoring designed to ensure compliance as set forth in Section 2A and (ii) periodic compliance testing with respect to relevant Sub-Subadviser Assets as it deems appropriate, based upon information in its possession or upon information and reasonable written instructions received from the Subadviser, Adviser or the Trust’s Administrator. The Subadviser shall, following receipt by the Subadviser from the Adviser or Administrator, promptly provide the Sub-Subadviser with copies of the Trust’s Declaration of Trust, By-Laws, current Prospectus, the Guidelines and any written policies or procedures adopted by the Board and currently in effect applicable to the Sub-Subadviser Assets, and shall use commercially reasonable efforts to provide the Sub-Subadviser with any amendments or revisions thereto to the extent also received by the Subadviser. Sub-Subadviser shall supply such reports or other documentation as reasonably requested from time to time by the Subadviser or Adviser to evidence Sub-Subadviser’s compliance with such Prospectus, policies or procedures.

H. Use of Names. The Sub-Subadviser shall not use the name, logo, insignia, or other identifying mark of the Trust, the Fund or the Adviser or any of their affiliates or any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Adviser or any of its affiliates in material relating to the Sub-Subadviser in any manner not approved in writing prior thereto by the Adviser; provided, however, that during the term of this Agreement, the Sub-Subadviser may use the Adviser’s or the Trust’s name and that of their affiliates which merely refer in accurate terms to the appointment of the Sub-Subadviser hereunder or which are required by the SEC, a state securities commission, law, regulation, court order or other similar request or demand or as otherwise permitted pursuant to this Agreement. For so long as the Fund remains in existence and the Sub-Subadviser is providing the services set forth herein, the Adviser and the Fund shall have a royalty-free license to use the name of the Sub-Subadviser, including any short-form of such name, or any combination or derivation thereof, limited for the purpose of identifying the Sub-Subadviser as a sub-subadviser to the Fund. The Sub-Subadviser acknowledges and agrees that the Adviser, the Fund and the Fund’s distributor will use such names in communications about the Fund to current and prospective investors in accordance with all applicable laws, rules and regulations, together with other general information regarding the Sub-Subadviser and its affiliates, including, without limitation, a general description of the investment program of the Sub-Subadviser with respect to the Sub-Subadviser Assets. Other than materials which contain only the name or appointment of the Sub-Subadviser or language that is identical to previously-approved language from the current Fund Prospectus or Statement of Additional Information, all sales and other marketing and communications materials, including those submitted to the Subadviser by the Adviser, referring to or containing information regarding the Sub-Subadviser shall be subject to the review and approval of the Sub-Subadviser, which approval shall not be unreasonably withheld, and the Sub-Subadviser agrees to use commercially reasonable efforts to review all such material promptly, but no later than ten days of their receipt thereof.

I. Other Subadvisers. With respect to any Fund, (i) without the prior written consent of the Adviser, and other than with respect to the Subadviser in connection with the appointment of the Sub-Subadviser hereunder, the Sub-Subadviser will not consult with any other subadviser to that Fund (including, in the case of an offering of securities subject to Section 10(f) of the 1940 Act, any subadviser that is a principal underwriter or an affiliated person of a principal underwriter of such offering) concerning transactions for that Fund in securities or other assets, except, in the case of transactions involving securities of persons engaged in securities-related businesses, for purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act; and (ii) the Sub-Subadviser is responsible only for providing advice and the other services set forth herein with respect to the Sub-Subadviser Assets.

J. Portfolio Holdings. The Sub-Subadviser will not disclose, in any manner whatsoever, any list of securities held by the Fund or a list of Sub-Subadviser Assets, other than (i) in accordance with the Fund’s portfolio holdings disclosure policy, (ii) to third party service providers or affiliates of the Sub-Subadviser that reasonably require such information to perform services with respect to the Sub-Subadviser Assets so long as such third party service providers or affiliates are subject to confidentiality restrictions and covenants, (iii) as otherwise directed in writing by the Adviser or (iv) as required by applicable law, regulation, court order or other similar request or demand (including in connection with Section 15 of the 1940 Act); provided that the Sub-Subadviser shall notify the Adviser and Subadviser of the disclosure. The foregoing shall not prohibit the Sub-Subadviser’s disclosure of portfolio securities and instruments held by any of its other client accounts or investment funds which pursue similar strategies to the Fund.

K. Business Continuity. The Sub-Subadviser has established and will keep in effect a “disaster recovery” preparedness plan that sets forth procedures for recovery of critical business functions at minimum operating levels and is designed so that it can be implemented within a 24-hour time period. The Sub-Subadviser shall notify the Adviser and Subadviser, as soon as practicable by telephone, electronic mail or such other method of prompt communication as may be available under the circumstances, of the occurrence of any event requiring the Sub-Subadviser to implement any procedures under such plan which has an impact on the services of the Sub-Subadviser hereunder.

L. Cybersecurity. The Sub-Subadviser has established and will keep in effect policies and procedures reasonably designed to detect and prevent cybersecurity breaches, including without limitation, malware, viruses, and other unauthorized access to information and information systems maintained by the Sub-Subadviser. The Sub-Subadviser shall notify the Subadviser and Adviser, as soon as practicable by telephone, electronic mail or such other method of prompt communication as may be available under the circumstances, of the occurrence or threat of any cybersecurity event that has impact on the services of the Sub-Subadviser hereunder.

M. Sub-Subadviser Rights to Performance Record. Notwithstanding anything else to the contrary herein, the Sub-Subadviser shall retain a right to use the investment performance and track record of the Sub-Subadviser Assets (including in marketing) to the extent permitted by law, provided that the name of the Fund and the Trust is not specifically identified without the prior written approval of the Trust. Further, for the avoidance of doubt, the Sub-Subadviser shall be entitled to retain and use records of each of its transactions and other records pertaining to the Sub-Subadviser Assets and the Fund as are necessary to support any such uses of the investment performance and track record.

N. Sub-Subadviser Trade Errors and Breaches. The Sub-Subadviser shall notify the Subadviser and Adviser as promptly as reasonably practicable upon detection of any trade error or any breach of Guidelines or breach of other applicable limitations or requirements (a “Breach”) in connection with its management of the Sub-Subadviser Assets and in no event shall notice be delivered later than one business day after the time as of which the Sub-Subadviser becomes aware of any such trade error or Breach, and the Sub-Subadviser shall, on collaboration with the Subadviser, commence action to correct any trade error or Breach immediately upon detection of any trade error in connection with its management of the Sub-Subadviser Assets. In addition, the Sub-Subadviser shall provide the Subadviser, Adviser and the Trust, or their agents, with access to all documents and information within its possession or control related to any trade error or Breach, its analysis and correction.

3. Compensation of Subadviser. The services provided by the Sub-Subadviser under this Agreement are derivative of those performed by the Subadviser under the Sub-Advisory Agreement. As such, for the services provided and expenses borne by the Sub-Subadviser pursuant to this Agreement, the Subadviser will pay the Sub-Subadviser such fees, including by way of share of fees received by the Subadviser pursuant to the Sub-Advisory Agreement, as may be agreed between the parties from time to time.

4. Standard of Care. The Sub-Subadviser shall exercise its best judgment in rendering its services described in this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Sub-Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Subadviser, Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from Sub-Subadviser’s willful misfeasance, bad faith or negligence on its part in the performance of its duties hereunder, or from reckless disregard by it of its obligations and duties under this Agreement or from its material breach of this Agreement.

5. Non-Exclusivity. The services of the Sub-Subadviser to the Subadviser with respect to the Sub-Subadviser Assets are not to be deemed to be exclusive, and the Sub-Subadviser shall be free to render any investment advisory or any other services to others whether similar or dissimilar in nature to the services hereunder (including other investment companies) and to engage in any other activities. It is understood and agreed that the directors, officers, and employees of the Sub-Subadviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies.

The Subadviser acknowledges that the Sub-Subadviser now acts and from time to time hereafter may act as investment adviser or sub-investment adviser to one or more private funds, investment companies and fiduciary or other managed accounts (collectively, the “accounts”), and the Subadviser has no objection to the Sub-Subadviser so acting. The Subadviser acknowledges that while the Sub-Subadviser Assets and other accounts may invest in the same type of securities, the Sub-Subadviser may give advice or exercise investment responsibility and take such other action with respect to such other accounts which may differ from advice given or the timing or nature of action taken with respect to the Sub-Subadviser Assets; provided, however, that any such advice is consistent with the Sub-Subadviser’s fiduciary duties and obligations to the Sub-Subadviser Assets.

In addition, it is understood that the persons employed by the Sub-Subadviser to assist in the performance of the Sub-Subadviser’s duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict the Sub-Subadviser’s right to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

The Sub-Subadviser shall, for all purposes hereof, be an independent contractor and, except as expressly provided hereunder, the Sub-Subadviser shall have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

6. Maintenance of Insurance. During the term of the Agreement and for a period of one year after the termination hereof, Sub-Subadviser will be covered by errors and omissions insurance, fidelity bond coverage and commercial general liability insurance coverage maintained by the Sub-Subadviser or any of its affiliates each in a commercially reasonable amount and in accordance with industry standards. Sub-Subadviser shall upon reasonable request provide to the Subadviser or Adviser any information it may reasonably require concerning the amount of or scope of the insurance.

7. Confidentiality. Each party to this Agreement shall keep confidential any nonpublic information concerning the other party and will not use or disclose such information for any purpose other than to a limited number of employees, attorneys, accountants, affiliates and other advisers (collectively, “Representatives”) for which such disclosure is necessary for the performance of its responsibilities and duties hereunder and such Representatives are under obligation to keep the information confidential in accordance with the requirements of this Section 7. Nonpublic information shall not include information a party to this Agreement can clearly establish was (a) known to such party prior to disclosure to such party by the other party or its representatives and not otherwise subject to a separate confidentiality obligation (b) rightfully acquired by the party from third parties whom the party reasonably believes after due inquiry are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference or reliance upon the nonpublic information. Neither party shall use the information provided by the other party to trade for their own account or, without the other party’s consent, for the account of any other person (other than the Fund). Nothing in this Section 7 will be deemed to prevent a party from disclosing information concerning the other party to the extent required to comply with any applicable law, regulation or regulatory filing or in response to a request from a duly constituted regulatory or judicial authority. The Subadviser acknowledges that as the Sub-Subadviser is also a subsidiary of the Royal Bank of Canada, that the Sub-Subadviser may disclose its appointment hereunder and confidential information relating to the Adviser or the services of the Sub-Subadviser hereunder provided that it keeps the information confidential in accordance with the requirements of this Section 7.

8. Term of Agreement. This Agreement shall become effective as of the date of its execution and shall continue in effect for such period that the Sub-Advisory Agreement is in force. Provided that, this Agreement is terminable at any time, without penalty, by either party on 60 days’ written notice. This Agreement also will terminate automatically in the event of its Assignment (as defined in the 1940 Act).

9. Representations of Sub-Subadviser. The Sub-Subadviser represents, warrants, and agrees on each day during the term of this Agreement as follows:

A. The Sub-Subadviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) meets, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization, necessary to be met in order to perform the services contemplated by this Agreement; (iii) has all necessary federal and state governmental, regulatory and commodity exchange licenses and approvals required to conduct its business as contemplated hereby; (iv) is and will continue to be operated in compliance in all material respects with all applicable laws, rules, and regulations; (v) has in effect all filings and registrations with federal and state governmental and regulatory agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder (including, by way of example only but without limitation, to the extent required, registration with the Commodity Futures Trading Commission (the “CFTC”) as a commodity trading advisor under the Commodity Exchange Act, as amended (the “CEA”) and membership with the National Futures Association (the “NFA”)), and the performance of such obligations will not materially violate or result in a material breach of any provision of the Sub-Subadviser’s certificate of formation or operating agreement; (vi) has the authority to enter into and perform the services contemplated by this Agreement; (vii) will promptly notify the Subadviser and Adviser of the occurrence of any event that would disqualify the Sub-Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (viii) will manage the Sub-Subadviser Assets in a manner consistent with the Sub-Subadviser’s code of ethics (the “Code of Ethics”) and its compliance policies and procedures.

B. The Sub-Subadviser has adopted a written Code of Ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Adviser and the Trust with a copy of such code of ethics. On a quarterly basis upon written request of the Adviser, the Sub-Subadviser will comply with the reporting requirements of Rule 17j-1, which may include (i) certifying to the Adviser that the Sub-Subadviser and its Access Persons have complied with the Sub-Subadviser’s Code of Ethics with respect to the Sub-Subadviser Assets and (ii) identifying any material violations of the Sub-Subadviser’s Code of Ethics which have occurred with respect to the Sub-Subadviser Assets. Upon the reasonable request of the Adviser, the Sub-Subadviser shall permit the Adviser, its employees or its agents to examine the reports required to be made by the Sub-Subadviser pursuant to Rule 17j-1.

C. The Sub-Subadviser has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of the federal securities laws by the Sub-Subadviser, its employees, officers and agents. Upon reasonable request, the Sub-Subadviser shall provide the Adviser with access to the records relating to such policies and procedures as they relate to the Sub-Subadviser Assets. The Sub-Subadviser will also provide, at the reasonable request of the Adviser, periodic certifications, in a form reasonably acceptable to the Adviser, attesting to such written policies and procedures. In addition, on an annual basis, the Sub-Subadviser will provide the Adviser with a summary of their annual review of its policies and procedures as required by Rule 206(4)-7 of the Advisers Act.

D. The Sub-Subadviser has provided the Adviser and the Trust with a copy of its Form ADV Part 2 as most recently filed with the SEC and hereafter will provide a copy of its annual amendment to the Adviser.

E. The written information provided by the Sub-Subadviser to the Subadviser, Adviser, the Fund and/or the Trust for use in (i) the Fund’s Prospectus, registration statement or proxy materials (the “Offering Materials”) and/or (ii) advertisements or sales literature or in communications with the Board, governmental or self-regulatory authorities or reports filed with the SEC (only when considered together with the other information included in the Offering Materials) does not, as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect.

F. The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Sub-Subadviser is bound or any order, rule, statue or regulation applicable to the Sub-Subadviser of any court or any governmental body or administrative agency having jurisdiction over the Sub-Subadviser, including, without limitation the 1940 Act or the Advisers Act.

G. The Sub-Subadviser is not in default of any material obligation to which it is bound or agreement to which it is a party, nor is the Sub-Subadviser in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Sub-Subadviser or are reasonably likely to have a material adverse effect on the Sub-Subadviser’s ability to carry out its obligations to the Fund under this Agreement.

H. Other than as may have been disclosed in writing to the Subadviser, there is not pending, or to the best of the Sub-Subadviser’s knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Sub-Subadviser is a party, or to which any of the assets of the Sub-Subadviser are subject, which would reasonably be expected to have a material adverse effect on the Sub-Subadviser’s ability to perform its obligations under this Agreement. Other than as may have been disclosed in writing to the Subadviser, the Sub-Subadviser has not received any notice of an investigation or warning letter from any regulatory organization, including, without limitation, the SEC, the NFA or the CFTC regarding material non-compliance by the Sub-Subadviser with any rule, regulation or statute, which notice or letter is reasonably expected to result in a material adverse effect on the Sub-Subadviser’s ability to perform its obligations under this Agreement.

I. This Agreement has been duly and validly authorized, executed and delivered by the Sub-Subadviser and constitutes a legal, valid and binding agreement of the Sub-Subadviser enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency laws and principals and doctrines of equity.

J. The Sub-Subadviser is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially affect the Sub-Subadviser’s ability to perform its obligations under this Agreement. The Sub-Subadviser has full power and authority to perform its obligations under this Agreement and it has the requisite power and authority to own property, perform its obligations and conduct its business.

K. The Sub-Subadviser acknowledges that the Subadviser has agreed to manage the investments of the Subadviser Assets in accordance with the exemption provided in CFTC Rule 4.5, and the Sub-Subadviser shall perform its services hereunder in line with such requirement.

L. The Sub-Subadviser has policies and procedures to ensure compliance with all applicable laws, rules and regulations, including without limitation, economic sanctions programs (“Sanctions”), administered or promulgated by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the European Union, and the United Nations Security Council; and neither the execution or delivery of this Agreement by the Sub-Subadviser nor any action taken in its performance of its obligations hereunder shall cause the Subadviser, Trust or the Adviser to be in violation of Sanctions; and neither the execution or delivery of this Agreement by the Sub-Subadviser nor its performance of its obligations hereunder shall conflict with, violate, breach or constitute a default under any term or provision of its constituent or governing documents or any indenture, mortgage, deed of trust, instrument, agreement or other document to which the Sub-Subadviser is a party or by which it is bound or to which any of its assets are subject or any applicable statute, law, rule, regulation, order or other legal requirement applicable to the Sub-Subadviser or any of its assets.

If at any time, any event shall occur which would make any of the foregoing representations and warranties of the Sub-Subadviser no longer true and accurate in any material respect, the Sub-Subadviser shall notify the Subadviser as soon as is reasonably practicable, except as prohibited by applicable law.

10. Representations of Subadviser. The Subadviser represents, warrants, and agrees, as of the date hereof, as follows:

A. The Subadviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) has the authority to enter into and perform the services contemplated by this Agreement; and (iii) will promptly notify the Sub-Subadviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

B. The Subadviser is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially affect the Subadviser’s ability to perform its obligations under this Agreement. The Subadviser has full power and authority to perform its obligations under this Agreement and it has the requisite power and authority to own property, perform its obligations and conduct its business.

C. The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Subadviser is bound or any order, rule, statue or regulation applicable to the Subadviser of any court or any governmental body or administrative agency having jurisdiction over the Subadviser including, without limitation the 1940 Act or the Advisers Act.

D. This Agreement has been duly and validly authorized, executed and delivered by the Subadviser and constitutes a legal, valid and binding agreement of the Subadviser enforceable in accordance with its terms.

If at any time, any event shall occur which would make any of the foregoing representations and warranties of the Subadviser no longer true and accurate in any material respect, the Subadviser shall notify the Sub-Subadviser as soon as is reasonably practicable, except as prohibited by applicable law.

11. Provision of Certain Information by Sub-Subadviser.

A. The Sub-Subadviser will promptly notify the Subadviser and Adviser, as permitted by applicable law, (1) in the event the SEC, CFTC, NFA or other US or non-US governmental or self-regulatory authority has (i) censured the Sub-Subadviser; (ii) placed limitations upon its activities, functions or operations which may reasonably be expected to have a material adverse effect on the Sub-Subadviser’s ability to perform its obligations under this Agreement; (iii) suspended or revoked its registration, if any, as an investment adviser; or (iv) has commenced proceedings or a formal investigation that may reasonably be expected to have a material adverse effect on the Sub-Subadviser’s ability to perform its obligations under this Agreement; (2) upon having a reasonable basis for believing that the Sub-Subadviser Assets, assuming the Sub-Subadviser Assets constituted a separate investment company registered under the 1940 Act, have ceased to qualify or might reasonably be expected to fail to qualify as a regulated investment company under Subchapter M of the Code, except as otherwise provided for in the Guidelines; or (3) there occurs any (a) conviction, settlement or plea of guilty or no contest by the Sub-Subadviser, or any principal or officer of the Sub-Subadviser (the “Relevant Persons”) regarding any felony, securities law-related misdemeanor or any criminal misdemeanor involving theft or fraud, (b) settlement with or final determination by any regulatory authority involving a material violation of a securities law or regulation on the part of any Relevant Person; (c) formal allegation by any US or non-US governmental or self-regulatory body (including, but not to, limited to Wells Notices) of fraud, embezzlement, money laundering, insider trading, market manipulation or abuse, or breach of regulation with reference to, any Relevant Persons or the initiation of any such Proceeding (as defined in the general instructions to Form ADV) against any Relevant Persons; (d) disciplinary information that Sub-Subadviser is obligated to disclose to its clients under Item 11 of Form ADV Part 1A or Item 9 of Form ADV Part 2A; (e) material breach of this Agreement of which the Sub-Subadviser is aware; or (f) any other event which could, in the reasonable determination of the Sub-Subadviser, have a material adverse effect on the Sub-Subadviser’s ability to carry out its obligations to the Fund under this Agreement.

B. The Sub-Subadviser further agrees to notify the Subadviser and Adviser promptly of any material fact respecting or relating to the Sub-Subadviser known to the Sub-Subadviser not to be contained in the Prospectus and required to be stated therein or necessary to make the statements therein not misleading, or of any statement contained therein that becomes untrue in any material respect. As reasonably requested by the Trust on behalf of the Trust’s officers and in accordance with the scope of Sub-Subadviser’s obligations and responsibilities contained in this Agreement, Sub-Subadviser will provide reasonable assistance to the Trust in connection with the Trust’s compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder, and Rule 38(a) – 1 of the 1940 Act. Such assistance shall include, but not be limited to, (i) providing such reports and certifications as the Chief Compliance Officer of the Fund may reasonably request pursuant to Rules 17j-1 and 38a-1 under the 1940 Act and Rule 206(4)-7 under the Advisers Act; (ii) reasonably facilitating and cooperating with third-party audits arranged by the Trust to evaluate the effectiveness of its compliance controls; (iii) providing the Trust’s chief compliance officer with direct reasonable access to its chief compliance officer; (iv) providing the Trust’s chief compliance officer with such periodic reports as may be reasonably requested to allow the Trust’s chief compliance officer to address in his or her annual written report to the Board pursuant to Rule 38a-1 the operation of the policies and procedures of the Sub-Subadviser as they relate to the Sub-Subadviser Assets; and (v) providing special reports in the event of “material compliance matters,” as defined by Rule 38a-1(e)(2), relating to the Sub-Subadviser Assets, as soon as is reasonably practicable and permitted by applicable law. Further, Sub-Subadviser is aware that: (a) the Chief Executive Officer

(Principal Executive Officer) and Treasury/Chief Financial Officer (Principal Financial Officer) of the Trust (collectively, “Certifying Officers”) currently are required to certify the Trust’s periodic reports on Form N-CSR pursuant to Rule 30a-2 under the Investment Company Act of 1940, as amended; and (b) the Certifying Officers must rely upon certain matters of fact generated by Sub-Subadviser of which they do not have firsthand knowledge. Consequently, Sub-Subadviser will provide the Adviser, the Trust or the Board with such information and assurances (including any sub-certifications) as the Adviser, the Trust or the Board may reasonably request from time to time in order to assist the Trust in its preparation of periodic reports on Form N-CSR.

12. Provision of Certain Information by the Adviser. The Subadviser shall timely furnish the Sub-Subadviser with such additional information as may be reasonably necessary for, and reasonably requested by, the Sub-Subadviser to perform its responsibilities pursuant to this Agreement (in each case, subject to the Subadvisor being provided such information by the Adviser). The Subadviser will also promptly notify the Sub-Subadviser of the following events, to the extent the Subadviser has been notified of such by the Adviser: (1) the SEC, CFTC, NFA or other US or non-US governmental or self-regulatory authority has (i) censured the Adviser or the Trust; (ii) placed limitations upon either of their activities, functions, or operations which may reasonably be expected to have a material adverse effect on the Adviser’s ability to perform its obligations under this Agreement or have a material adverse effect on the Trust; (iii) suspended or revoked the Adviser’s registration as an investment adviser; or (iv) has commenced proceedings or an investigation that may reasonably be expected to have a material adverse effect on the Adviser’s ability to perform its obligations under this Agreement; or (2) upon having a reasonable basis for believing that the Fund has ceased to qualify or might reasonably be expected to fail to qualify as a regulated investment company under Subchapter M of the Code.

13. Amendment of Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by both parties.

14. Miscellaneous.

A. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and with the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

B. Notification of Changes. The Sub-Subadviser will notify the Subadviser of any “assignment” or actual change in control or management of the Sub-Subadviser within the meaning of Section 2(a)(4) and Rule 2a-6 under the 1940 Act, and Section 202(a)(1) and Rule 202(a)(1)-1 under the Advisers Act, including, as applicable, any change of its general partners or 25% shareholders or 25% limited partners, in each case prior to or promptly after such change. In addition, the Sub-Subadviser will notify the Subadviser of any changes in the key personnel of the Sub-Subadviser involved in the management and oversight of the Subadviser Assets, including portfolio managers and senior management or any performing a similar role with respect to the Subadviser Assets.

C. Captions. The Captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

D. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof.

E. Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, releases or orders of the SEC validly issued pursuant to the Act. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “net assets,” “sale,” “sell,” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, release or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, release, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, release, or order.

F. Notices. Any notice herein required is to be in writing and is deemed to have been given to Subadviser or Sub-Subadviser upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested, by email or similar means of delivery that provide evidence of receipt.

All notices to Subadviser shall be sent to: RBC Global Asset Management (UK) Limited, 100 Bishopsgate, London, EC2N 4AA; email: corporatelegal@bluebay.com.

All notices to Sub-Subadviser shall be sent to: RBC Global Asset Management (U.S.) Inc., 50 South Sixth Street, Suite 2350, Minneapolis, MN 55402; email:rbcgamusclientservice@rbc.com.

G. Third-Party Beneficiary. The Advisor and Fund are intended to be third-party beneficiaries under this Agreement and are entitled to enforce this Agreement as if they were a party thereto.

H. Survival. Sections 2B(ix), 2B(x), 2F, 2H, 2J, 2M, 4, 7 (for a period of 1 year), 14A and 14G shall survive the termination of this Agreement.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

RBC GLOBAL ASSET MANAGEMENT (UK) LIMITED

By:	/s/ Constantine Knox
Name: Constantine Knox
Title: Associate General Counsel

RBC GLOBAL ASSET MANAGEMENT (U.S.) INC.

By:	/s/ Brandon Lew
Name: Brandon Lew
Title: Vice President